          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2005

                                                      REGISTRATION NO. 333-62049
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                CFS BANCORP, INC.

             (Exact name of registrant as specified in its charter)

            INDIANA                                            35-2042093
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


            707 RIDGE ROAD                                       46321
             MUNSTER, IN                                       (Zip Code)
(Address of Principal Executive Offices)

                              STOCK OPTIONS ASSUMED
                   IN ACQUISITION OF SUBURBFED FINANCIAL CORP.

                            (Full title of the plans)

                              MR. THOMAS F. PRISBY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                CFS BANCORP, INC.
                                 707 RIDGE ROAD
                             MUNSTER, INDIANA 46321
                     (Name and address of agent for service)

                                 (219) 836-5500
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                           MICHAEL J. MESSAGLIA, ESQ.
                                KRIEG DEVAULT LLP
                         ONE INDIANA SQUARE, SUITE 2800
                           INDIANAPOLIS, INDIANA 46204

                                 (317) 636-4341

================================================================================


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                                EXPLANATORY NOTE

         On June 30, 2005, CFS Bancorp, Inc., a Delaware corporation ("CFS Bancorp-Delaware") merged (the "Reincorporation Merger") with and into CFS Bancorp, Inc., an Indiana corporation (the "Company") and a wholly-owned subsidiary of the CFS Bancorp-Delaware, with the Company surviving the Merger. The Reincorporation Merger was effected pursuant to that certain Agreement and Plan of Merger dated as of April 25, 2005 (the "Merger Agreement"), which was approved by the stockholders of the CFS Bancorp-Delaware at its 2005 Annual Meeting of Stockholders held on April 26, 2005. Pursuant to the Merger Agreement, at the effective time of the Reincorporation Merger: (i) each outstanding share of Common Stock of CFS Bancorp-Delaware was automatically converted into one share of common stock of the Company; (ii) each option to purchase a share of common stock of CFS Bancorp-Delaware outstanding immediately before the Reincorporation Merger was, without any action on the part of the holder thereof, converted into, and became, a security of the Company; (iii) the Company assumed all assets and liabilities of CFS Bancorp-Delaware and all obligations under CFS Bancorp-Delaware's outstanding indebtedness and contracts;
(iv) CFS Bancorp-Delaware's existing Board of Directors and officers became the Board of Directors and officers of the Company; and (v) the Articles of Incorporation and Bylaws of the Company immediately prior to the Reincorporation Merger remained the Articles of Incorporation and Bylaws of the Company following the Reincorporation Merger.

         This Post-Effective Amendment to that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 21, 1998 (the "Registration Statement") by CFS Bancorp-Delaware is being filed by the Company, which is the successor to the CFS Bancorp-Delaware following the Reincorporation Merger. Because there are no additional shares being registered, and the registration fee was paid upon the filing of the Registration Statement, no further registration fee is required.

         Pursuant to Rule 414(d) promulgated under the Securities Act of 1933, as amended (the "Act"), the Company hereby adopts the Registration Statement as its own registration statements for all purposes of the Act and the Securities Exchange Act of 1934, as amended ("Exchange Act"). Moreover, the Company hereby amends and restates the items of the Registration Statement as set forth herein for the purpose of reflecting material changes resulting from the Reincorporation Merger.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by CFS Bancorp-Delaware, the predecessor to the Company, or by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2004.



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         2. Current Report on Form 8-K, dated January 27, 2005.

         3. Current Report on Form 8-K, dated March 11, 2005.

         4. Current Report on Form 8-K, dated March 24, 2005.

         5. Current Report on Form 8-K, dated April 5, 2005.

         6. Current Report on Form 8-K, dated April 21, 2005.

         7. Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         8. Current Report on Form 8-K, dated, April 25, 2005.

         9. Current Report on Form 8-K, dates April 26, 2005.

         10. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

         11. Current Report on Form 8-K, dated June 23, 2005.

         12.  Current Report on Form 8-K, dated June 30, 2005.

         13. The description of the registrant's common stock contained in its Registration Statement on Form 8-A together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI, Section 6.2 of the Articles of Incorporation set forth the circumstances under which the Company may indemnify a director, officer, employee or agent of the Company. The procedures described in Article VI,
Section 6.2 are substantially similar to the procedures set forth in Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law (the "IBCL") and provide that a corporation may indemnify any individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in any proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests.

         In the case of any criminal proceeding, the individual must have also had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. In addition, Sections 23-1-37-9 and 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnity a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with any proceeding.

         Section 23-1-35-1 of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS



    Exhibit Number                        Description of Exhibit
------------------------    ----------------------------------------------------
          2.1               Agreement and Plan of Merger, dated April 25, 2005
                            (incorporated by reference to Exhibit 2.1 of the
                            registrant's Current Report on Form 8-K, filed with
                            the SEC on April 25, 2005)

         3(i)               Articles of Incorporation of CFS Bancorp-Indiana
                            (incorporated by reference to Appendix B of the registrant's Definitive Proxy Statement on Schedule
                            14A, filed with the SEC on March 25, 2005)






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

    Exhibit Number                        Description of Exhibit
------------------------    ----------------------------------------------------
         3(ii)              Bylaws of CFS Bancorp-Indiana (incorporated by
                            reference to Appendix D of the registrant's
                            Definitive Proxy Statement on Schedule 14A, filed
                            with the SEC on March 25, 2005)

          5.1               Opinion of Krieg DeVault, LLP

        23.1(a)             Consent of Krieg DeVault, LLP (included in Exhibit
                            5.1 hereto)

        23.1(b)             Consent of Crowe Chizek and Company LLC

        23.1(c)             Consent of Ernst & Young LLP

         24.1 Powers of Attorney (included on the signature page hereto)


ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munster, State of Indiana, on August 3, 2005.

                                           CFS BANCORP, INC.


                                           By: / s / Thomas F. Prisby
                                               ---------------------------------
                                               Thomas F. Prisby
                                               Chairman of the Board and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Thomas F. Prisby, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.


/ s / Thomas F. Prisby
---------------------------------------------------
Thomas F. Prisby
Chairman & Chief Executive Officer


/ s / Charles V. Cole
---------------------------------------------------
Charles V. Cole
Executive Vice President & Chief Financial Officer


/ s / Gregory W. Blaine
---------------------------------------------------
Gregory W. Blaine
Director

/ s / Robert R. Ross
---------------------------------------------------
Robert R. Ross
Director


/ s / Joyce M. Simon
---------------------------------------------------
Joyce M. Simon
Director


---------------------------------------------------
Frank D. Lester
Director


/ s / Gene Diamond
---------------------------------------------------
Gene Diamond
Director


/ s / Charles R. Webb
---------------------------------------------------
Charles R. Webb
Director

                                  EXHIBIT INDEX


    Exhibit Number                        Description of Exhibit
------------------------    ----------------------------------------------------
          2.1               Agreement and Plan of Merger, dated April 25, 2005
                            (incorporated by reference to Exhibit 2.1 of the
                            registrant's Current Report on Form 8-K, filed with
                            the SEC on April 25, 2005)

         3(i)               Articles of Incorporation of CFS Bancorp-Indiana
                            (incorporated by reference to Appendix B of the registrant's Definitive Proxy Statement on Schedule
                            14A, filed with the SEC on March 25, 2005)

         3(ii) Bylaws of CFS Bancorp-Indiana (incorporated by reference to Appendix D of the registrant's
                            Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2005)

          5.1               Opinion of Krieg DeVault, LLP

        23.1(a)             Consent of Krieg DeVault, LLP (included in Exhibit
                            5.1 hereto)

        23.1(b)             Consent of Crowe Chizek and Company LLC

        23.1(c)             Consent of Ernst & Young LLP

         24.1 Powers of Attorney (included on the signature page hereto)
